MATERIAL CHANGE REPORT

FORM 53-901FSECURITIES ACT (BRITISH COLUMBIA) MATERIAL CHANGE REPORT UNDER SECTION 85(1)
FORM 27SECURITIES ACT (ALBERTA) MATERIAL CHANGE REPORT UNDER SECTION 146(1)
FORM 27SECURITIES ACT (ONTARIO) MATERIAL CHANGE REPORT UNDER SECTION 75(2)
NATIONAL POLICY 40 – YUKON

1. Reporting Issuer

State the full name and address of the principal office in Canada of the reporting issuer is as follows:

Beartooth Platinum Corporation
885 Dunsmuir Street
Suite 910
Vancouver, British Columbia
Canada V6C 1N5

2. Date of Material Change

State the date of the material change.

December 1, 2003

3. Press Release

The date and place(s) of issuance of the press release are as follows.

December 5, 2003

The press release was released to the TSX Venture Exchange and through various other approved public media and was SEDAR filed with the BC And Alberta Securities Commissions.

4. Summary of Material Change(s)

Provide a brief but accurate summary of the nature and substance of the material change.

The Issuer reports the conversion of an outstanding debenture into shares of the Issuer.

5. Full Description of Material Change

BEARTOOTH PLATINUM CORPORATION (BTP: TSX Venture – “the Company”) announces that it has converted the remaining US$550,000 of a convertible debenture into units of the Company. The Convertible Debenture (“the debenture”) was issued in connection with a private placement financing in February 2002. The Company has drawn down US$1,000,000 under the debenture for exploration and working capital purposes. The holder of the debenture had previously converted US$450,000 of the debenture in January 2003. Under the terms of the debenture, the Company has converted the drawn down portion into units at C$0.35 (each unit consisting of one common share plus one-half warrant at C$0.70). In connection with this current conversion, the Company has issued 2,053,386 shares bringing the Company’s issued and outstanding shares to 48,785,966.

Shareholder inquiries should be directed to Mr. Ted Tomasovich, President and CEO at (818) 879-4610 or by email at: ted@beartoothplatinum.com

CORPORATE UPDATE

Commenting on the conversion of the debenture, Mr. Tomasovich said, “The conversion of this debenture eliminates all the Company’s long term debt which improves its financial position considerably.”

6.	Reliance on section 85(2) of the Securities Act (British Columbia) Reliance on section 146(2) of the Securities Act (Alberta) Reliance on section 75(3) of the Securities Act (Ontario)

Not Applicable

7. Omitted Information

Not Applicable

8. Senior Officers

The following senior officer of the Issuer is knowledgeable about the material change and may be contacted by the Commissions at the following address and telephone number:

Mr. Craig Smith
Chief Financial Officer & Corporate Secretary
910 – 885 Dunsmuir Street
Vancouver, B.C.
V6C 1N5
Tel: (604) 728-6352

9. Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, B.C. this 8th day of December, 2003.

“Craig C. Smith”
Craig C. Smith, C.A.
Chief Financial Officer &
Corporate Secretary

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